Source: Comstock Holding Companies, Inc. October 04, 2021 17:24 ET Comstock Arranges $350+ Million Financing Package to Refinance First Three Completed Trophy Office Towers at Reston Station Blackstone Provided $312 Million Senior Loan Facility While DivcoWest Provided $43 Million in Preferred Equity RESTON, Va., Oct. 04, 2021 (GLOBE NEWSWIRE) -- Comstock Holding Companies, Inc., (NASDAQ: CHCI) (“CHCI” or “Comstock”) announced that on September 29, 2021, its capital markets group completed a refinancing of the first three Trophy Class office Towers developed by CHCI at Reston Station, the 60-acre transit-oriented, mixed-use development that is home to the first Silver Line Metro station in the Dulles Corridor. In connection with the closing of the transaction, CHCI received ~$2.6 million in debt and equity origination fees. CHCI subsidiaries arranged the non-recourse construction take-out recapitalization package on behalf of Comstock Partners, LC, an affiliated, privately-held company (“Partners”), which includes a $312 Million senior loan provided by a Blackstone subsidiary and a $43 Million preferred equity facility with a DivcoWest subsidiary. The recapitalization package replaces construction loans provided by Bank of America covering 1900, 1902, and 1906 Reston Metro Plaza (the “RMP Offices”). The RMP Offices are ~84% leased and include numerous high quality tenants including Google, Rolls Royce N.A., ICF Global, Neustar, Spaces by Regus, Certipath, and Megaphone, a Spotify subsidiary. Retail tenants servicing the RMP Offices include Starbucks, CVS, Founding Farmers, matchbox, Bigs Buns Burgers, and Salon Nordine. The DivcoWest transaction related to Reston Station represents the second transaction between Comstock and DivcoWest, following their joint venture purchase last year of the Hartford Building, a 211,000 square foot Class-A office tower located at the Clarendon Metro Station in the Rosslyn-Ballston Corridor of Arlington County. CHCI serves as developer, asset manager, and property manager of an approximately 7.5 million square foot portfolio of stabilized and development properties owned by Partners which represents estimated assets under management of ~$3.0 billion at full build-out (the “Anchor Portfolio”). The Anchor Portfolio primarily includes mixed-use properties located adjacent to key Metro rail stations in the Dulles Corridor in the northern Virginia suburbs of Washington, DC. Additionally, CHCI, through its institutional venture platform, acquires and manages stabilized properties with a focus on transit-oriented, mixed-use assets throughout the Washington, DC region. “Building long term relationships with best-in-class capital providers such as Blackstone and DivcoWest is among our key strategic initiatives and we believe the financial commitment of these market leaders to Comstock and Reston Station affirm the pre-eminence of our office portfolio in the Dulles Corridor”, commented Chris Clemente, CHCI’s Chairman and Chief Executive Officer. “Closing this long-planned recapitalization in an attractive interest rate environment allows us to accelerate the recently commenced development of the next phase of Reston Station while we also focus on aggressively scaling up acquisitions of multi-family assets in our institutional venture platform. We look forward to updating the market in the very near-term on our progress on that front as we continue to focus on creating value for all Comstock’s stakeholders”. CHCI partnered with Eastdil Secured, a financial advisory services firm, on the Blackstone engagement. Herb Mansinne and Robert VeShancey of Jones Lang LaSalle, a full-service commercial real estate services firm, provide leasing services for the RMP Offices. About Comstock Holding Companies, Inc. Comstock Holding Companies, Inc. (Nasdaq: CHCI) is a real estate development, asset management and real estate services company that has designed, developed, constructed, acquired and managed several thousand residential units and millions of square feet of residential and mixed-use projects throughout the Washington, D.C. metropolitan market since 1985. CHCI’s managed portfolio includes two of the largest transit-oriented, mixed-use developments in the Washington, D.C. area; Reston Station, a 5+ million square foot transit-oriented and mixed- use development in Reston, Virginia, and Loudoun Station, a nearly 2.5 million square foot transit-oriented, mixed- use development in Ashburn, Virginia, and additional development assets.

CHCI is a vertically integrated, full service real estate development and asset management firm with wholly owned subsidiaries that provide a wide array of real estate related services that include asset management, strategic capital markets advisory services, development and construction management, marketing and leasing services, office and retail property management, residential property management, commercial garage management, and other real estate related services. The company’s asset management services are generally provided pursuant to long-term contracts that provide CHCI co-investment opportunities, current period income and performance-based incentives. Comstock Holding Companies, Inc. is publicly traded on NASDAQ under symbol CHCI. For more information, visit www.ComstockCompanies.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Company: Comstock Holding Companies, Inc. Christopher Guthrie, 703-230-1292 Chief Financial Officer Source: Comstock Holding Companies, Inc.